UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 3, 2005

Kansas City Southern
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

427 West 12th Street, Kansas City, Missouri		64105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-983-1303

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On January 3, 2005, Kansas City Southern ("the Company," "KCS") announced the appointment of Arthur Shoener as Executive Vice President and Chief Operating Officer of the Company, President and CEO of the Company’s rail holdings: The Kansas City Southern Railway Company ("KCSR") and The Texas Mexican Railway Company ("Tex-Mex"). For further information, see the press release dated January 3, 2005 attached hereto as Exhibit 99.1. Mr. Shoener’s employment contract is attached as Exhibit 10.1.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As noted in Item 1.01, On January 3, 2005, KCS announced the appointment of Arthur Shoener, age 58, as Executive Vice President and Chief Operating Officer of the Company, President and CEO of the Company’s rail holdings: KCSR and Tex-Mex. Mr. Shoener will report directly to Michael R. Haverty, who remains Chairman, President and CEO of KCS and Chairman of KCSR. Mr. Haverty has been elected Chairman of Tex-Mex.

Shoener will be directly responsible for managing all of KCS rail holdings within the United States. As EVP and COO of the Company, Shoener will play an important advisory role in the oversight of TFM, S.A. de C.V. ("TFM"), which will become a subsidiary of the Company following completion of the recently announced acquisition, and the Panama Canal Railway Company ("PCRC"), which operates across the Isthmus of Panama.

Shoener began his career in the transportation industry in 1968 as a participant in the management training program at the Missouri Pacific Railroad Company. He subsequently held a variety of operations positions with the company and was serving as general manager of the eastern region in 1982 when the Missouri Pacific was acquired by the Union Pacific Railroad Company. His career continued to progress as he took positions of increased authority at Union Pacific. In 1991, he was named executive vice president of operations for the entire rail system. Shoener held that position until he left Union Pacific in 1997 and established a transportation consulting firm, which had domestic and international clients.

The Company confirms, as required under regulations under the Securities Exchange Act of 1934, the following:

a.) There is no family relationship between Mr. Shoener and any director or executive officer of the Company.
b.) There was no arrangement or understanding between Mr. Shoener and any other person pursuant to which he was appointed as Executive Vice President and Chief Operating Officer of the Company and CEO of the Company’s rail holdings: KCSR and Tex-Mex.
c.) There are no transactions between Mr. Shoener and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

Additionally, KCS announced the appointment of Owen Zidar as Vice President of Marketing. Zidar joins KCS from Pacer Global Logistics, where he served as regional vice president of sales. From 1980 to 2000, he was at Burlington Northern Santa Fe, where he served in a variety of positions which coordinated marketing and transportation functions.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Document

(10) Material Contracts

10.1 Employment Agreement dated January 1, 2005 between KCS and Mr. Shoener.

(99) Additional Exhibits

99.1 Press release dated January 3, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

January 5, 2005	By:	James S. Brook

Name: James S. Brook
Title: Vice President and Comptroller

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement dated January 1, 2005 between KCS and Mr. Shoener.
99.1	Press release dated January 3, 2005.